Exhibit 10.1

GLG PARTNERS, INC.
399 Park Avenue, 38th Floor
New York, New York 10022

January 4, 2010

Noam Gottesman
c/o GLG Partners, Inc.
399 Park Avenue, 38th Floor
New York, New York 10022

Dear Noam:

Reference is made to your Employment Agreement dated November 2, 2007 with GLG Partners, Inc. (“GLG”), as amended by the letter agreement dated March 24, 2009 (the “Employment Agreement”).

This letter is to confirm our agreement that, effective January 1, 2010, the first sentence of clause 3.1 of the Employment Agreement is amended to read as follows: “During the Term, GLG will pay the Employee a salary at a rate not less than the gross amount of $600,000 per annum, from which tax and other withholdings will be deducted.”

Except as expressly provided herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

Please confirm your agreement to the foregoing amendment by signing and returning an original executed copy of this letter. This letter may be executed in several counterparts, each of which will be deemed to be an original, and all such counterparts when taken together will constitute one and the same original.

GLG PARTNERS, INC.
by:	/s/ Emmanuel Roman

Name: Emmanuel Roman Title: Co-Chief Executive Officer

Agreed to and signed by:
/s/ Noam Gottesman

Noam Gottesman